UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2014

IAC/INTERACTIVECORP

(Exact name of registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

On June 18, 2014, IAC’s annual meeting of stockholders was held.  Stockholders present in person or by proxy, representing 67,766,076 shares of IAC common stock (entitled to one vote per share) and 5,789,499 shares of IAC Class B common stock (entitled to ten votes per share), voted on the following matters:

1.             Election of Directors—stockholders elected the following twelve (12) directors of the Company to hold office until the next annual meeting of stockholders or until their successors have been duly elected and qualified.

Elected by holders of IAC common stock voting as a separate class:

	Number of Votes Cast in Favor	Number of Votes For Which Authority Was Withheld
Donald R. Keough	57,924,856	1,288,271
Bryan Lourd	58,488,622	724,505
Alan G. Spoon	58,306,517	906,610

Elected by holders of IAC common stock and IAC Class B common stock, voting together as a single class:

	Number of Votes Cast in Favor	Number of Votes For Which Authority Was Withheld
Edgar Bronfman, Jr.	111,592,512	5,515,605
Chelsea Clinton	116,626,590	481,527
Sonali De Rycker	116,724,458	383,659
Barry Diller	113,748,567	3,359,550
Michael D. Eisner	116,632,686	475,431
Victor A. Kaufman	116,477,839	630,278
David Rosenblatt	116,713,022	395,095
Alexander von Furstenberg	116,479,828	628,289
Richard F. Zannino	116,397,263	710,854

In addition to the votes cast and withheld for each director nominee described above, there were 8,552,949 broker non-votes with respect to each director nominee.

2.             The Auditor Ratification Proposal— stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2014.  Stockholders eligible to vote voted as follows:

Number of Votes Cast in Favor	Number of Votes Cast Against	Number of Votes Abstaining
122,936,412	2,475,704	248,950

3.             The Say on Pay Proposal — stockholders approved (on an advisory basis) the compensation paid to the Company’s named executive officers for the fiscal year ended December 31, 2013.  Stockholders eligible to vote voted as follows:

Number of Votes Cast in Favor	Number of Votes Cast Against	Number of Votes Abstaining
114,081,096	2,227,433	799,588

In addition to the votes cast for, cast against and abstaining described above, there were 8,552,949 broker non-votes with respect to the Say on Pay Proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

By:	/s/ Gregg Winiarski
Name:	Gregg Winiarski
Title:	Executive Vice President,
General Counsel and Secretary

Date:  June 24, 2014